EXHIBIT 5.1


                           OPINION REGARDING LEGALITY

                        BERLINER, CORCORAN & ROWE, L.L.P.
                                ATTORNEYS-AT-LAW
                          1101 SEVENTEENTH STREET, N.W.
                                   SUITE 1100
                           WASHINGTON, D.C. 20036-4798
                   TELEPHONE (202) 293-5555 FAX (202) 293-9035
                              E-mail BCR@BCR-DC.COM


                                  July 2, 2003



Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, NY 10605

     Re: Acadia Realty Trust Registration of 2003 Share Incentive Plan and 2003 Employee Purchase Plan on Form S-8

Ladies and Gentlemen:

     We have acted as special counsel for Acadia Realty Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to Common Shares of Beneficial Interest, par value $.001 per share ("Common Shares") which may be issued under the Trust's 2003 Share Incentive Plan ("Plan"), Common Shares which may be issued under the Trust's 2003 Employee Share Purchase Plan ("Employee Plan"), and Common Shares which may be issued as may be necessary to satisfy the anti-dilution provisions of the Plan and the Employee Plan (collectively, the "Plans"). Pursuant to the Registration Statement, the Trust may initially issue up to an aggregate of 1,263,008 shares (the "Shares") of its Common Shares. This opinion is being furnished to you as a supporting document for such Registration Statement.

     In this connection we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the following:

     (i) The Declaration of Trust, including all amendments thereto, of the Trust, as in effect on the date hereof;

     (ii) The By-Laws of the Trust, including all amendments thereto, as in effect on the date hereof;

     (iii) The Notice of the 2003 Annual Meeting ("Notice") and Proxy Statement mailed to holders of Common Shares of the Trust noticing an annual meeting of holders of shares of the Trust ("Annual Meeting") and describing the actions to be voted on at such meeting, including approval of the Plans;


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     (iv) Resolutions of the Trustees of the Trust, adopted pursuant to
Unanimous Written Consent of the Trustees on April 22, 2003 and on April 24, 2003, approving the Plans and authorizing the registration of the Shares under the Securities Act of 1933, as amended;

     (v) The Registration Statement filed with the Securities and Exchange Commission with respect to the Shares issuable upon exercise of options granted under the Plans; and

     (vi) Certificate of the Secretary of the Trust dated July 1, 2003.

     In addition, we have obtained from public officials, officers and other representatives of the Trust, and others such certificates, documents and assurances as we considered necessary or appropriate for purposes of rendering this opinion. In our examination of the documents listed in (i)-(vi) above and the other certificates and documents referred to herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on documents not executed in our presence and facsimile or photostatic copies of which we reviewed, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Without limiting the generality of the foregoing we have relied upon the representations of the Trust as to the accuracy and completeness of (i) the Declaration of Trust and the By-laws of the Trust; (ii) the Plans;
(iii) the Registration Statement; and (iv) the representations of the Trust that
(a) the resolutions of the Trustees, dated April 22, 2003 and April 24, 2003, approving, among other things, the Plans, filing the Registration Statement, and reserving the Shares, and (b) the Declaration of Trust and By-laws of the Trust have not been rescinded, modified or revoked.

     Based upon the assumptions, qualifications and limitations set forth herein, and relying upon the statements of fact contained in the documents that we have examined, we are of the opinion, as of the date hereof, that when options have been exercised as contemplated by the Plan, and when Shares have been purchased as permitted by the Employee Plan, consideration has been paid for the Shares underlying the options as contemplated by the Plan and for the Shares which have been purchased as contemplated by the Employee Plan, the Shares will constitute legally issued, fully paid and nonassessable, and valid and binding obligations of the Trust.

     In addition to the assumptions set forth above, the opinions set forth herein are also subject to the following qualifications and limitations:

     (a) The opinions expressed in this letter are based upon the assumption that the Trust will cause the Registration Statement to become effective and the Trust will keep the Registration Statement effective and that any Shares issued upon the exercise of options or purchased pursuant to the Employee Plan will be issued only at a time when the Registration Statement is effective.

     (b) The opinions expressed in this letter are specifically limited to the matters set forth in this letter and no other opinions should be inferred beyond the matters expressly stated herein.

     (c) The opinions expressed in this letter are based on the laws of the jurisdictions referred to in the next paragraph as they may be in effect on the date hereof and we assume no obligation to supplement this opinion if any applicable laws change after the date hereof.

     The opinions herein expressed are limited in all respects solely to matters governed by the internal laws of the State of Maryland, and the federal laws of the United States of America, insofar as each may be applicable. We express no opinion herein with respect to matters of local, county or municipal law, or with


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respect to the laws, regulations, or ordinances of local agencies within any state. Subject to the foregoing, any reference herein to "law" means applicable constitutions, statutes, regulations and judicial decisions. To the extent that this opinion relates to the laws of the State of Maryland, it is based upon the opinion of members of this firm who are members of the bar of that State.

     This opinion letter is rendered solely to you in connection with the above referenced matter and may not be relied upon by you for any other purpose or delivered to, or quoted or relied upon by, any other person without our prior written consent. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinions or beliefs expressed herein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                 Very truly yours,


                 /s/ Berliner, Corcoran & Rowe, L.L.P.


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